Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673
FOR IMMEDIATE RELEASE

Alliance to present at the RBC Capital Markets’ 2011 MLP Conference

TULSA, OKLAHOMA, November 9, 2011 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) and Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that Brian L. Cantrell, Senior Vice President and Chief Financial Officer, will participate in a panel discussion at the RBC Capital Markets’ 2011 MLP Conference in Dallas at approximately 2:30 p.m. Central time on Thursday, November 17, 2011.

The audio portion of Mr. Cantrell’s presentation will be available via webcast at http://www.wsw.com/webcast/rbc137/panel6/ and for replay for 30 days following the conference. The related presentation will also be available November 17, 2011 on both ARLP’s website (http://www.arlp.com) and AHGP’s website (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users. ARLP, the nation’s first publicly traded master limited partnership involved in the production and marketing of coal, is currently the fourth largest coal producer in the eastern United States with mining operations in the Illinois Basin, Northern Appalachian and Central Appalachian coal producing regions. ARLP operates nine mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia and is also constructing new mining complexes in Indiana and West Virginia. In addition, ARLP operates a coal loading terminal on the Ohio River at Mount Vernon, Indiana.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of Alliance Resource Partners at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

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About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of Alliance Holdings GP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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